UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 12, 2014

Universal Biosensors, Inc.

(Exact Name of Issuer as Specified in Charter)

DELAWARE	000-52607	98-0424072
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1 Corporate Avenue, Rowville, 3178, Victoria Australia	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

+61 3 9213 9000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.07 Submission of Matters to a Vote of Security Holders.

Universal Biosensors, Inc. (the “Company”) held its annual meeting of stockholders on June 12, 2014. At the meeting, the Company’s stockholders (i) re-elected Mr. Denis Hanley to serve as a director of the Company until the 2017 annual meeting of stockholders, or until his successor is duly elected and qualified; (ii) re-elected Mr. Paul Wright to serve as a director of the Company until the 2017 annual meeting of stockholders, or until his successor is duly elected and qualified; (iii) elected the Board’s nominee (Chris Smith) to serve as director of the Company until the 2016 annual meeting of stockholders, or until his successor is duly elected and qualified; (iv) approved the named senior executive compensation; and (v) authorized and approved the grant of 60,000 zero exercise price employee options to acquire shares of common stock (ZEPOs) and 2,040 restricted shares of common stock to the Company’s Chief Executive Officer and director, Paul Wright.

Proposal No.	Proposal	Votes For	Votes Against	Abstentions
Proposal 1(a)	Re-election of Mr. Denis Hanley	60,717,849	31,134,014	30,000
Proposal 1(b)	Re-election of Mr. Paul Wright	71,302,851	20,549,012	30,000
Proposal 1(c)	Re-election of Mr. Chris Smith	70,886,574	20,857,992	407,297
Proposal 2	Approval of named Senior Executive Remuneration	70,522,153	21,302,670	57,040
Proposal 3	Grant of Securities to Mr. Paul Wright	70,614,184	21,203,559	64,120

*	Note: Under Delaware law, abstentions have the effect of a negative vote with respect to Proposal 2 and Proposal 3.

For each of the matters described above, the Company received no voting instructions with respect to 10,388,816 million shares held by institutional investors holding those shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL BIOSENSORS, INC.

Date: June 17, 2014	By:	/s/ Paul Wright
	Name:	Paul Wright
	Title:	Chief Executive Officer